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                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          VISTA ENERGY RESOURCES, INC.

         Vista Energy Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         1. The name of the corporation is Vista Energy Resources, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State was May 21, 1998. The date of filing of the Certificate of Designation, Voting Powers and Rights of Series A 6% Convertible Preferred Stock of Vista Energy Resources, Inc. (the "Certificate of Designation") was February 8, 2000. The Certificate of Designation is included in this Amended and Restated Certificate of Incorporation as Exhibit A.

         2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation to (a) change the name of the Corporation to "Prize Energy Corp" and (b) further amend the second paragraph of Article Fifth to reflect that the reverse stock split described therein has been previously effected by means of filing that certain Certificate of Amendment of the Certificate of Incorporation of Vista Energy Resources, Inc. prior to the time of the filing of this Amended and Restated Certificate of Incorporation.

         3. This Amended and Restated Certificate of Incorporation is being filed pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware. This Amended and Restated Certificate of Incorporation has been duly authorized in accordance with the General Corporation Law of the State of Delaware by the Board of Directors of the Corporation, by written consent pursuant to Section 141(f) of the Delaware General Corporation Law, dated January 28, 2000, and by the Stockholders of the Corporation, at a meeting held on February 8, 2000. The vote required was a majority of the outstanding shares of Common Stock of the Corporation.

         4. The text of the Certificate of Incorporation is hereby amended to read as herein set forth in full:

         FIRST: The name of the corporation (the "Corporation") is Prize Energy Corp.

         SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at the address is The Corporation Trust Company.



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         THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activities for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL") and the Corporation shall have the power to perform all lawful acts and activities.

         FOURTH: The Corporation will have perpetual existence.

         FIFTH: The total number of shares of stock that the Corporation shall have authority to issue is 60,000,000 shares of capital stock classified as (i) 50,000,000 shares of common stock, par value $.01 per share ("Common Stock") and
(ii) 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

         Effective as of the filing of that certain Certificate of Amendment of the Certificate of Corporation of Vista Energy Resources, Inc. with the Delaware Secretary of State on February 8, 2000, and prior to the date of the filing of this Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, each seven shares of Common Stock issued and outstanding or held in the treasury of the Corporation immediately prior to such filing (the "Old Common Stock") was, without any action on the part of the holder thereof, converted and reclassified into, and immediately represented one validly issued, fully paid and non-assessable share of Common Stock. Any fraction of a share of Common Stock that would otherwise result pursuant to the preceding sentence (after aggregating all fractional shares held by each stockholder) was automatically eliminated and, in lieu thereof, the holder thereof became entitled to receive a cash adjustment in respect of such fraction of a share in an amount based upon a value of the Common Stock equal to $11.20 per whole share. Each certificate representing shares of Old Common Stock thereafter represented that number of shares of Common Stock determined in the previous sentences; provided, however, that each person holding of record a stock certificate or certificates representing shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of Common Stock to which such person is entitled except for those shares as to which such person is to receive cash in accordance with the preceding sentence.

         The designations and the powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and Common Stock are as follows:

         1. Provisions Relating to the Preferred Stock.

                  (a) The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have any designations and powers, preferences, rights, qualifications, limitations and restrictions thereof, as are stated and expressed in this Article Fifth and in the resolution or resolutions providing for the issue of such series adopted by the board of directors of the Corporation as hereafter prescribed (a "Preferred Stock Designation").



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                  (b) Authority is hereby expressly granted to and vested in the board of directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (i) whether or not the series is to have voting
                  rights, full, special or limited, or is to be without voting rights, and whether or not such series is to be entitled to vote as a separate class, either alone or together with the holders of one or more other classes or series of stock;

                           (ii) the number of shares to constitute the series
                  and the designations thereof;

                           (iii) the preferences and relative, participating,
                  optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, if any, with respect to any series;

                           (iv) whether or not the shares of any series shall be
                  redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities or other property), and the time or times at which and the terms and conditions upon which such shares shall be redeemable and the manner of redemption;

                           (v) whether or not the shares of a series shall be
                  subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the periodic amount thereof, and the terms and provisions relative to the operation thereof;

                           (vi) the dividend rate, whether dividends are payable
                  in cash, stock of the Corporation or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (vii) the preferences, if any, and the amounts
                  thereof which the holders of any series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;



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                           (viii) whether or not the shares of any series, at
                  the option of the Corporation or the holder thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes of stock, securities or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

                           (ix) any other special rights and protective
                  provisions with respect to any series as the board of directors of the Corporation may deem advisable.

                  (c) The shares of each series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects and in any other manner. The board of directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. Unless otherwise provided in the Preferred Stock Designation, the board of directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series by a resolution subtracting from such series authorized and unissued shares of the Preferred Stock designated for such existing series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

         2. Provisions Relating to the Common Stock.

                  (a) The holders of shares of the Common Stock shall be entitled to vote upon all matters submitted to a vote of the common stockholders of the Corporation and shall be entitled to one vote for each share of the Common Stock held.

                  (b) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of the Preferred Stock in any dividends, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock or otherwise) as may be declared thereon by the board of directors of the Corporation at any time and from time to time out of any funds of the Corporation legally available therefor.

                  (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any class or series thereof, and subject to the right of participation, if any, of the holders of the Preferred Stock in any dividends, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this paragraph (c),


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         shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation.

         3. General.

                  (a) Subject to the foregoing provisions of this Amended and Restated Certificate of Incorporation of the Corporation, the Corporation may issue shares of its Preferred Stock and Common Stock from time to time for such consideration (not less than the par value thereof) as may be fixed by the board of directors of the Corporation, which is expressly authorized to fix the same in its absolute discretion subject to the foregoing conditions. Shares so issued for which the consideration shall have been paid or delivered to the Corporation shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon, and the holders of such shares shall not be liable for any further payments in respect of such shares.

                  (b) The Corporation shall have authority to create and issue rights and options entitling their holders to purchase shares of the Corporation's capital stock of any class or series or other securities of the Corporation, and such rights and options shall be evidenced by instrument(s) approved by the board of directors of the Corporation. The board of directors of the Corporation shall be empowered to set the exercise price, duration, times for exercise and other terms of such rights or options; provided, however, that the consideration to be received for any share of capital stock subject thereto shall not be less than the par value thereof.

                  (c) No stockholder of the Corporation shall, by reason of his or her holding shares of any class of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any additional, unissued or treasury shares (whether now or hereafter acquired) of any class of capital stock of the Corporation now or hereafter authorized, or any notes, debentures, bonds or other securities convertible into or carrying any right, option or warrant to subscribe for or acquire shares of any class of capital stock of the Corporation now or hereafter authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividends or voting or other rights of that stockholder.

                  (d) Cumulative voting of shares of any capital stock having voting rights is prohibited.

         SIXTH: The number and terms of the board of directors of the Corporation and the procedures to elect directors, to remove directors, and to fill vacancies in the board of directors shall be as follows:



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                  1. The number of directors that shall constitute the whole board of directors shall from time to time be fixed exclusively by the board of directors by a resolution adopted by a majority of the members of the board of directors serving at the time of that vote. In no event shall the number of directors that constitutes the whole board of directors be fewer than two or more than twenty-one. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.

                  2. Vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause and newly-created directorships resulting from any increase in the authorized number of directors shall be filled by a majority vote of the remaining directors then in office, though less than a quorum, or by the sole remaining director, and each director so chosen shall hold office until the first meeting of stockholders held after his election for the purpose of electing directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office.

                  3. No director of the Corporation shall be removed before the expiration of that director's term of office except for cause and by an affirmative vote of a majority of the shares entitled to vote thereon cast at the annual meeting of stockholders or at any special meeting of stockholders called for this purpose by a majority of the members of the board of directors serving at the time of that vote.

                  4. Notwithstanding the foregoing, the election, removal and the filling of vacancies with respect to directors elected separately by any series of Preferred Stock shall be governed by the terms of the Preferred Stock Designation establishing such series.

         SEVENTH: All of the power of the Corporation, insofar as it may be lawfully vested by this Amended and Restated Certificate of Incorporation in the board of directors, is hereby conferred upon the board of directors of the Corporation. In furtherance of and not in limitation of that power or the powers conferred by law, (1) a majority of the whole board of directors shall have the power to adopt, amend, and repeal the bylaws of the Corporation; (2) the board of directors may designate and appoint from among its members one or more committees, and may designate one or more of its members as alternate members, who may, subject to any limitations imposed by the board of directors, replace absent or disqualified members at any meeting of such committee; (3) the stockholders of the Corporation shall have no power to appoint or remove directors as members of committees of the board of directors, nor to abrogate the power of the board of directors to establish any such committees or the power of any such committee to exercise the powers and authority of the board of directors; (4) the stockholders of the Corporation shall have no power to elect or remove officers of the Corporation nor to abrogate the power of the board of directors to elect and remove officers of the Corporation; and (5) notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of


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the capital stock of the Corporation required by law or by this Amended and
Restated Certificate of Incorporation, the bylaws of the Corporation shall not be adopted, altered, amended or repealed by the stockholders of the Corporation except in accordance with the provisions of the bylaws and by the vote of the holders of not less than a majority in voting power of the outstanding shares of stock then entitled to vote upon the election of directors, voting together as a single class or such higher vote as is set forth in the bylaws. The bylaws of the Corporation shall not contain any provision inconsistent with this Amended and Restated Certificate of Incorporation.

         EIGHTH: Except as otherwise required by law, special meetings of the common stockholders of the Corporation, and any proposals to be considered at such meetings, may only be called by the Board of Directors and no common stockholder may require the Board of Directors to call a special meeting of the common stockholders or propose business at such a meeting.

         NINTH: No contract or transaction between the Corporation and one or more of its directors, officers or stockholders or between the Corporation and any other person (as used herein "person" means a corporation, partnership, association, firm, trust, joint venture, political subdivision or instrumentality) or other organization in which one or more of its directors, officers or stockholders are directors, officers or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by a vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof, or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

         TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the Corporation or (2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic Corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization, to the fullest extent permitted under the DGCL, as the same exists or may hereafter be amended. Such right shall be a contract right as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this


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Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the DGCL, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under the DGCL, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the forgoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

         The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

         As used herein, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

         ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the DGCL, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh,


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a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the DGCL. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than two-thirds in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together for a single class, shall be required to amend or repeal or to adopt any provision inconsistent with this Article Eleventh.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, Vista Energy Resources, Inc. has caused this
Amended and Restated Certificate of Incorporation to be signed by C. Randall Hill, its Chairman and Chief Executive Officer, as of the 8th day of February, 2000.


                                        VISTA ENERGY RESOURCES, INC.



                                        By: /s/ C. Randall Hill
                                           -------------------------------------
                                            C. Randall Hill
                                            Chairman and Chief Executive Officer





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                                    EXHIBIT A

                  CERTIFICATE OF DESIGNATION, VOTING POWERS AND
                        RIGHTS OF SERIES A 6% CONVERTIBLE
                 PREFERRED STOCK OF VISTA ENERGY RESOURCES, INC.


         Vista Energy Resources, Inc., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), DOES HEREBY
CERTIFY:

         That, pursuant to authority conferred upon the Board of Directors by the Corporation's Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware General Corporation Law, as amended, the Board of Directors, by written consent dated as of February 8, 2000, unanimously adopted the following resolution providing for the creation and issuance of a series of shares of the Corporation's authorized preferred stock designated as "Series A 6% Convertible Preferred Stock":

         RESOLVED, that a new series of the Corporation's authorized but unissued preferred stock be, and the same hereby is, established and designated, and that the designation and amount thereof, and the relative rights, preferences, qualifications, limitations and restrictions thereof, are as follows:

         SECTION 1. DESIGNATION, NUMBER OF SHARES AND STATED VALUE OF SERIES A PREFERRED STOCK. There is hereby authorized and established a series of the Corporation's preferred stock, par value $0.01 per share, that shall be designated as "Series A 6% Convertible Preferred Stock" ("SERIES A PREFERRED"), and the number of shares constituting such series shall be 5,000,000. Such number of shares may be increased, but not decreased, by resolution adopted by the Board of Directors of the Corporation. The "STATED VALUE" per share of Series A Preferred initially shall be equal to $7.81 (which amount shall be proportionately adjusted in the case of recapitalizations, stock splits, stock dividends, combinations of shares or similar matters directly affecting the Series A Preferred).

         SECTION 2. DEFINITIONS. In addition to the definitions set forth elsewhere herein, the following terms shall have the meanings indicated:

         "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York, are authorized or obligated by law or executive order to close.

         "CLOSING PRICE" with respect to a particular security on any Trading Day shall mean the last reported sales price, regular way, for such security on such Trading Day, or, in case no sale takes place on such day, the average of the closing bid and ask prices, regular way, on such Trading Day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange or the New York Stock Exchange or, if not listed or admitted to trading on the American Stock Exchange or the New York


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Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price as reported by The Nasdaq Stock Market or such other system then in use.

         "COMMON STOCK" shall mean the common stock, par value $0.01 per share, of the Corporation.

         "CONVERSION PRICE" shall mean the conversion price per share of Common Stock into which Series A Preferred is convertible, as such conversion price may be adjusted pursuant to Section 9 hereof. The initial Conversion Price shall be $7.81.

         "JUNIOR SECURITIES" means the Common Stock or any other series of stock issued by the Corporation ranking junior to the Series A Preferred in payment of dividends or distributions or upon liquidation, dissolution or winding-up of the Corporation.

         "MARKET PRICE" per share of Common Stock as of any date shall mean (i) if the Common Stock is listed or admitted to trading on a national securities exchange or The Nasdaq Stock Market, the average of the daily Closing Prices for a period of 30 consecutive Trading Days ending on such date, or (ii) if the Common Stock is not then so listed or admitted, the fair market value per share of the Common Stock as reasonably determined by an investment banking firm mutually acceptable to the Corporation and the holders of shares of Series A Preferred.

         "ORIGINAL ISSUE DATE" shall mean the date on which shares of Series A Preferred are first issued.

         "PARITY SECURITY" means any class or series of stock issued by the Corporation ranking on a parity with the Series A Preferred in payment of dividends or distributions or upon liquidation, dissolution or winding-up of the Corporation.

         "PAYABLE-IN-KIND" or "PAID-IN-KIND" when used in reference to any dividend payable on the shares of Series A Preferred means payment of the dividend by issuance of that number of additional shares of Series A Preferred that has an aggregate Stated Value equal to the dollar amount of such dividend then payable. In lieu of any fractional share of Series A Preferred Stock to which a holder of Series A Preferred Stock would otherwise be entitled, such holder shall receive the nearest whole share of Series A Preferred Stock (i.e. if less than .5 rounded down, and if .5 or more rounded up). Shares of Series A Preferred issued as dividends Payable-in-Kind shall be duly authorized, validly issued and nonassessable and, upon issuance, shall have rights (including without limitation dividend, voting, conversion and redemption rights) identical to the outstanding shares of Series A Preferred in respect of which they are issued.



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         "PERSON" means any individual, corporation, association, partnership, joint venture, limited liability company, trust, estate, or other entity or organization.

         "SENIOR SECURITIES" means any class or series of stock, or any class or series of debt or debt security convertible or exchangeable into any class or series of stock, issued by the Corporation ranking senior to the Series A Preferred in payment of dividends or distributions or upon liquidation, dissolution or winding-up of the Corporation.

         "TRADING DAY" with respect to any security means (i) if such security is listed or admitted for trading on any national securities exchange, a day on which such national securities exchange is open for trading, or (ii) if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

         "UNDERLYING COMMON STOCK" means at any time, with respect to any share of Series A Preferred, the aggregate number of shares of Common Stock into which such share is then convertible pursuant to Section 9 hereof.

         SECTION 3. DIVIDENDS AND DISTRIBUTIONS.

                  (a) The holders of outstanding shares of Series A Preferred shall be entitled to receive, as and when declared by the Corporation, out of funds of the Corporation legally available for the payment of dividends, preferential quarterly dividends at the times and at the rates provided for in this Section 3. Dividends on shares of the Series A Preferred shall be cumulative and shall accrue whether or not there shall be (at the time such dividend becomes payable or at any other time) profits, surplus or other funds of the Corporation legally available for the payment of dividends.

                  (b) Dividends shall accrue on each outstanding share of Series A Preferred at the rate of six percent (6%) per annum of the Stated Value (the "DIVIDEND RATE") of such share. Dividends shall be payable quarterly, in arrears, as of the last Business Day of each December, March, June and September, commencing with March 2000 (each, a "REGULAR DIVIDEND PAYMENT DATE"). Dividends shall also be payable on any Redemption Date and on the final distribution date relating to the dissolution, liquidating or winding up of the Corporation (each such date, together with each Regular Dividend Payment Date, is a "DIVIDEND PAYMENT DATE").

                  (c) Dividends on outstanding shares of Series A Preferred shall be Payable-in-Kind during the period (the "EXCLUSIVE PIK
         PERIOD") beginning on the Original Issue Date and ending on the earlier of (i) the Dividend Payment Date on December 31, 2001, and (ii) the liquidation, dissolution or winding up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise). After the Exclusive PIK Period, dividends on the shares of Series A Preferred shall be Payable-in-Kind or, at the Corporation's option, payable in cash.

                  (d) The amount of dividends payable on each Dividend Payment Date shall be determined by applying the Dividend Rate from but excluding the immediately preceding Dividend Payment Date (or from but excluding the date of issuance of shares of Series A Preferred, with respect to the first dividend period) to and including the Dividend Payment Date.

                  (e) Notwithstanding the foregoing or anything else herein to the contrary, however, dividends payable on any Redemption Date (as defined in Section 6(c) hereof) or the final distribution date relating to the dissolution, liquidation or winding up of the Corporation, shall be payable in cash only. If a Dividend Payment Date does not occur on a Regular Dividend Payment Date, dividends shall be calculated on the basis of the actual number of days elapsed from but excluding the immediately preceding Regular Dividend Payment Date to and including such non-Regular Dividend Payment Date. Dividends payable on the shares of Series A Preferred for any period of less than a full quarterly dividend period shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  (f) Dividends payable on each Dividend Payment Date shall be paid to record holders of the shares of Series A Preferred as they appear on the books of the Corporation at the close of business on the 10th Business Day immediately preceding the respective Dividend Payment Date or on such other record date as may be fixed by the Board of Directors of the Corporation in advance of a Dividend Payment Date, provided that no such record date shall be less than 10 nor more than 60 calendar days preceding such Dividend Payment Date.

                  (g) So long as any shares of Series A Preferred are outstanding:

                           (i) No dividend or other distribution shall be
                  declared or paid, or set apart for payment, on or in respect of, any Junior Securities (other than dividends or distributions payable in shares of Junior Securities or in rights to purchase Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Junior Securities) unless full cumulative dividends on all outstanding shares of Series A Preferred and any Parity Securities have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date set for payment of such dividend.

                           (ii) No dividend or other distribution, except as
                  described in the next succeeding sentence, shall be declared or paid, or set apart for payment, on or in respect of, Series A Preferred or any Parity Securities for any period unless full cumulative dividends on all outstanding shares of Series A Preferred and any Parity Securities have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date set for payment of such dividend. When dividends are not paid in full, as aforesaid, on the shares of Series A Preferred and any Parity Securities, all dividends declared upon such Parity Securities shall be declared and paid pro rata so that the amounts of dividends per share declared and paid on the shares of Series A Preferred and such Parity Securities shall in all cases bear to each other the same ratio that unpaid dividends per share on the Series A Preferred and on such Parity Securities bear to each other.

                           (iii) No shares of Series A Preferred or any Parity
                  Securities shall be redeemed, purchased or otherwise acquired for any consideration (or any money be paid to a sinking fund or otherwise set apart for the purchase or redemption of any such Parity Security) by the Corporation unless the full cumulative dividends on all outstanding shares of Series A Preferred shall have been or contemporaneously are declared and paid for all dividend periods terminating on or prior to the date on which such redemption, purchase or other payment is to occur.

                           (iv) No dividend or other distribution of cash or
                  debt shall be declared or paid, or set apart for payment, on or in respect of, any Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired for any cash or debt consideration (or any money or debt paid to a sinking fund or otherwise set apart for the purchase or redemption of any Junior Securities) unless full cumulative dividends on all outstanding shares of Series A Preferred have been or contemporaneously are declared and paid in cash for all dividend periods terminating on or prior to the date set for payment of such dividend or distribution.

                           (v) No dividend or other distribution of cash or debt
                  shall be declared or paid, or set apart for payment, on or in respect of, any Parity Securities unless full cumulative dividends on all outstanding shares of Series A Preferred have been or contemporaneously are declared and paid in cash for all dividend periods terminating on or prior to the date set for payment of such dividend or distribution. No Parity Securities be redeemed, purchased or otherwise acquired for any cash or debt consideration (or any money or debt paid to a sinking fund or otherwise set apart for the purchase or redemption of any Parity Securities) unless the Series A Preferred shall have been called for redemption pursuant to
                  Section 6 hereof and the full Redemption Price (as defined in Section 6(b) hereof) shall have been or contemporaneously is paid in cash on or prior to the date set for payment of such dividend or distribution.

         SECTION 4. CERTAIN COVENANTS AND RESTRICTIONS. So long as any shares of Series A Preferred are outstanding:

                  (a) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the shares of Series A Preferred as provided in Section 6 and Section 9 hereof, respectively, such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion of all outstanding shares of Series A Preferred and all other securities and instruments convertible into shares of Common Stock, and shall take all reasonable action within its power required to increase the authorized number of shares of Common Stock necessary to permit the conversion of all outstanding shares of Series A Preferred and all such other securities and instruments convertible into shares of Common Stock.

                  (b) The Corporation covenants and agrees that all shares of Common Stock that may be issued upon exercise of the conversion rights of shares of Series A Preferred will, upon issuance, be duly authorized, valid issued, fully-paid and nonassessable.

                  (c) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon payment of dividends Payable-in-Kind or conversion of the Series A Preferred, the Corporation will endeavor to comply with all federal and state securities laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery of such securities by, any governmental authority.

                  (d) The Corporation shall pay all taxes and other governmental charges (other than any income or franchise taxes), documentary stamp or similar issue or transfer taxes that may be imposed with respect to the issue or delivery of the Series A Preferred (or any other securities issued on account of the Series A Preferred pursuant hereto) or shares of Common Stock upon conversion of Series A Preferred or payment of dividends Payable-in-Kind as provided herein or otherwise. The Corporation shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the shares of the Series A Preferred surrendered in connection with the conversion thereof or otherwise, and, in such case, the Corporation shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid, or it has been established to the Corporation's satisfaction that no tax or other charge is due.

         SECTION 5. LIQUIDATION PREFERENCE.

                  (a) In the event of any liquidation, dissolution or winding-up of the Corporation (in connection with the bankruptcy or insolvency of the Corporation or otherwise), whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of shares of any Junior Securities, the holders of the shares of Series A Preferred shall be entitled to receive an amount per share in cash equal to the Stated Value per share held by them, plus an amount in cash equal to the full cumulative dividends accrued and unpaid thereon, to the date of such payment, whether or not declared. No payment on account of any such liquidation, dissolution or winding-up of the Corporation shall be paid to the holders of the shares of Series A Preferred or the holders of any Parity Securities unless there shall be paid at the same time to the holders of the shares of Series A Preferred and the holders of any Parity

         Securities proportionate amounts determined ratably in proportion to the full preferential amounts to which the holders of all outstanding shares of Series A Preferred and the holders of all such outstanding Parity Securities are respectively entitled with respect to such distribution (but only to the extent of such preferential amounts). For purposes of this Section 5, neither a consolidation or merger of the Corporation with one or more partnerships, corporations or other entities nor a sale, lease, exchange or transfer of all or any substantial part of the Corporation's assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary.

                  (b) After payment of the full amount of the liquidation preference to which the holders of shares of Series A Preferred are entitled, such holders will not be entitled to any further participation in any distribution of assets of the Corporation.

                  (c) Written notice of any liquidation, dissolution or winding-up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 15 days prior to any payment date stated therein, to the holders of record of the shares of Series A Preferred at their respective addresses as the same shall appear in the records of the Corporation.

         SECTION 6. REDEMPTION. The outstanding shares of Series A Preferred are subject to redemption in accordance with the following provisions:

                  (a) Subject to the terms hereof, the Corporation may at its option elect to redeem outstanding shares of Series A Preferred, in whole or in part (pro-rata among the outstanding shares), on any Business Day if both (i) the average of the Closing Prices of the Corporation's Common Stock during any period of at least 30 consecutive Trading Days during the preceding 60 Trading Days shall have exceeded 120% of the Conversion Price, and (ii) the Closing Price per share of the Corporation's Common Stock on the Trading Day immediately preceding the day on which such notice is given shall have equaled or exceeded 110% of the Conversion Price.

                  (b) The redemption price per share for Series A Preferred (the "REDEMPTION PRICE") shall be equal to the Stated Value plus an amount equal to the aggregate dollar amount of all accrued and unpaid dividends through the Redemption Date. The Redemption Price shall be paid in cash from any source of funds legally available therefor.

                  (c) The Business Day designated by the Corporation for the redemption of shares of Series A Preferred is referred to herein as the "REDEMPTION DATE." Not less than 60 days nor more than 75 days prior to the Redemption Date, a notice specifying the time and place of such redemption shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred to be redeemed at their respective addresses as the same shall appear on the books of the Corporation (but no failure to mail such notice or any defect therein shall affect the validity of the proceedings for redemption except as to the holder to whom the Corporation has failed to mail such notice or except as to the holder whose notice was defective), calling upon each such holder of record to surrender to the Corporation on the Redemption Date at the place designated in such notice such holder's certificate or certificates representing the then outstanding shares of Series A Preferred held by such holder. Each such notice of redemption shall specify the Redemption Date, the Redemption Price, the place or places of payment, that payment will be made upon presentation and surrender of the shares of Series A Preferred, that dividends will cease to accrue on such shares on and after the Redemption Date, the then-effective Conversion Price pursuant to Section 9 hereof, and that the right of holders to convert shares of Series A Preferred will terminate at the close of business on the Business Day immediately preceding the Redemption Date (unless the Corporation defaults in the payment of the Redemption Price). On or after the Redemption Date, each holder of shares of Series A Preferred called for redemption shall surrender such holder's certificate or certificates for such shares to the Corporation at the place designated in the redemption notice and shall thereupon be entitled to receive payment of the Redemption Price in the manner set forth in Section 6(b) above. If the redemption is delayed for any reason, dividends shall continue to accrue on the shares of Series A Preferred outstanding, and shall be added to and become a part of the Redemption Price of such shares, until the Redemption Price, as so adjusted, for such shares is paid in full.

                  (d) Notwithstanding the foregoing, if notice of redemption has been given pursuant to Sections 6(a) and 6(c) hereof and any holder of the Series A Preferred shall, before the close of business on the Business Day immediately preceding the Redemption Date, give notice to the Corporation pursuant to Section 9(b) hereof of the conversion of any or all of the shares to be redeemed held by that holder, then (i) the Corporation shall not have the right to redeem those shares for which the conversion notice has been given, (ii) the holder shall not be entitled to payment of the Redemption Price with respect to those shares, (iii) the conversion of those shares shall become effective as provided in Section 9 hereof, and (iv) any funds that have been deposited for the payment of the Redemption Price of those shares shall be returned to the Corporation immediately after such conversion.

         SECTION 7. SHARES TO BE RETIRED. All shares of Series A Preferred repurchased, redeemed, converted or otherwise acquired by the Corporation shall be retired and cancelled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued (subject to the provisions of Section 8 hereof).

         SECTION 8. VOTING RIGHTS.

                  (a) Except as otherwise provided in this Section 8 or required by law or any provision of the Certificate of Incorporation of the Corporation, the holders of the shares of

         Series A Preferred shall vote together with the shares of Common Stock as a single class at any annual or special meeting of stockholders of the Corporation upon the following basis: each holder of shares of Series A Preferred shall be entitled to such number of votes for the shares of Series A Preferred held by such holder on the record date fixed for such meeting as shall be equal to the whole number of shares of Underlying Common Stock with respect to such shares of Series A Preferred immediately after the close of business on the record date fixed for such meeting. In all cases where the holders of separate classes or series of the Corporation's capital stock have the right to vote separately as a class, the holders of Series A Preferred shall be entitled to one vote for each such share held by them.

                  (b) For so long as any shares of Series A Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of the shares of Series A Preferred voting together as a single class, authorize, create or issue, or increase the authorized or issued amount of, any class or series of stock of Senior Securities, Parity Securities or Series A Preferred (except through payment of dividends Payable-in-Kind on the Series A Preferred), or any security convertible into or exchangeable for Senior Securities or Parity Securities or reclassify or modify any Junior Securities so as to become Parity Securities or Senior Securities.

                  (c) Shares of Series A Preferred acquired by a subsidiary of the Corporation shall have no voting rights.

                  (d) For so long as any shares of Series A Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the majority (unless a higher percentage shall then be specified by law) of the shares of Series A Preferred voting together as a single class, merge or consolidate with or into any other Person or permit any other Person to merge with or into the Corporation, unless each share of Series A Preferred shall remain outstanding and unaffected or shall be converted into or exchanged for convertible preferred stock of the surviving entity (and, in the case of triangular mergers, with conversion rights into the common equity of the ultimate parent entity) having powers, preferences and relative participating, optional and other rights, and qualifications, limitations and restrictions thereof identical to a share of Series A Preferred, and unless the affirmative vote or consent of the holders of all the shares of Series A Preferred voting together as a single class shall have been obtained if such exchange, merger or consolidation shall result in the existence of Senior Securities or Parity Securities (treating securities issued by the surviving entity as having been issued by the Corporation) other than those previously approved pursuant to Section 8(b) hereof; provided, however, that the voting rights with respect to this Section 8(d) shall be exercisable only by the original holder of the Series A Preferred and such voting rights shall terminate on the first date on which such original holder no longer owns shares of Series A Preferred which constitute at least 14.03% of the total issued and outstanding shares of Common Stock of the Corporation (based upon the number of shares of Common Stock into which the shares of Series A Preferred are then convertible and deeming the shares of Series A Preferred to be converted into issued and outstanding shares of Common Stock for the purpose of such computation).

         SECTION 9. CONVERSION RIGHTS. Holders of shares of Series A Preferred shall have the right to convert all or a portion of such shares into shares of Common Stock, as follows:

                  (a) Subject to and upon compliance with the provisions of this
         Section 9, shares of Series A Preferred shall be convertible at the option of the holder thereof into duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock deliverable upon conversion of one share of Series A Preferred shall be determined by dividing the Stated Value of such share of Series A Preferred by the Conversion Price then in effect (i.e., prior to any adjustment of the Conversion Price, one share of Common Stock will be issued for each share of Series A Preferred surrendered for conversion). In lieu of any fractional share of Common Stock to which a holder of Series A Preferred Stock would otherwise be entitled, such holder shall receive the nearest whole share of Common Stock (i.e., if less than .5 rounded down, and if .5 or more rounded up). A holder of Series A Preferred may provisionally convert any shares of Series A Preferred that are the subject of a pending registration with the Securities and Exchange Commission. Unless the holder states an earlier time in the conversion notice to the Corporation, a provisional conversion will be effective only as of the closing of the holder's sale of Common Stock issuable upon conversion of Series A Preferred made pursuant to such an effective registration statement (and only with respect to the shares so sold); otherwise, such shares of Series A Preferred shall be outstanding as Series A Preferred for all purposes hereunder (including accrual and payment of dividends) during any period in which a provisional conversion is pending.

                  (b) The conversion of shares of Series A Preferred may be effected by the holder thereof by the surrender of the certificate for such shares to the Corporation at the principal office of the Corporation. If the conversion is to be provisional as provided in
         Section 9(a) above, the holder shall also deliver a notice to the Corporation with a statement to that effect. If any shares of Series A Preferred are called for redemption pursuant to Section 6 hereof, such right of conversion shall cease and terminate as to the shares called for redemption at the close of business on the Business Day immediately preceding the Redemption Date, unless the Corporation shall default in the payment of the Redemption Price, in which event such conversion right shall remain in effect until full payment of the Redemption Price has been made.

                  (c) As promptly as practicable after the surrender of shares of Series A Preferred for conversion (unless the shares are surrendered in a provisional conversion as provided in Section 9(a) hereof), the Corporation shall issue and deliver or cause to be issued and delivered to the holder of such shares certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Series A Preferred have been converted in accordance with the provisions of this Section 9. In lieu of any fractional share of Common Stock to which a holder of Series A Preferred Stock would otherwise be entitled, such holder shall receive the nearest whole share of Common Stock (i.e., if less than .5 rounded down, and if .5 or more rounded up). Subject to the following provisions of this
         Section 9, and, except with respect to provisional conversions, such conversion shall be deemed to have been made as of the close of business on the date on which the shares of Series A Preferred shall have been surrendered for conversion in the manner herein provided, so that all rights of the holder of the shares of Series A Preferred so surrendered shall cease at such time, and the person or persons entitled to receive the shares of Common Stock upon conversion thereof shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time; provided, however, that any such surrender (other than for provisional conversion) on any date when the stock transfer books of the Corporation are closed shall be deemed to have been made, and shall be effective to terminate the rights of the holder or holders of the shares of Series A Preferred so surrendered for conversion and to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes, at the opening of business on the next succeeding day on which such transfer books are open and such conversion shall be at the Conversion Price in effect at such time. If shares are surrendered for provisional conversion, the Corporation shall either (i) reissue certificates for the number of shares of Series A Preferred surrendered for provisional conversion, if the sale of the underlying Common Stock (as provided in Section 9(a) above) does not occur, or (ii) issue certificates for the number of shares of Common Stock into which the shares provisionally surrendered have been converted to the order of the purchaser thereof, if the sale of the underlying Common Stock (as provided in Section 9(a) above) does occur. If, following the delivery of a notice of redemption by the Corporation pursuant to Section 6 hereof, but not otherwise, a holder of shares of Series A Preferred elects to exercise its rights of conversion under this Section 9, such holders of shares of Series A Preferred who surrender their shares of Series A Preferred for conversion shall be entitled to payment in cash by the Corporation of all accrued and unpaid dividends to the date the Series A Preferred are surrendered for conversion (or deemed to have been converted, in the case of shares provisionally converted), prorated for any portion of the then current dividend period during which the Series A Preferred are surrendered for conversion, whether or not any dividend in respect of the then-current dividend period has been declared or set aside. The Corporation shall make that payment as promptly as practicable following the surrender of certificates for shares of Series A Preferred for conversion as provided herein (or following the sale of the underlying Common Stock, in the case of shares that are provisionally converted and subsequently sold as provided in Section 9(a) hereof) and, when applicable, shall accompany the certificates for Common Stock into which such shares of Series A Preferred have been converted.

                  (d) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the shares of Series A Preferred, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

                  (e) The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) In case at any time the Corporation shall (A)
                  subdivide the outstanding shares of Common Stock into a greater number of shares, or (B) combine the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted proportionately so that the adjusted Conversion Price shall bear the same relation to the Conversion Price in effect immediately prior to such event as the total number of shares of Common Stock outstanding immediately prior to such event shall bear to the total number of shares of Common Stock outstanding immediately after such event. Such adjustment shall become effective immediately after the effective date of a subdivision or combination.

                           (ii) In case at any time the Corporation shall
                  declare, order, pay or make any dividend or other distribution to holders of the Common Stock payable in shares of Common Stock, then, in each such case, subject to Section 9(e)(v) hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for determination of holders of any class of securities entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction:

                                    (A) the numerator of which shall be the
                           number of shares of Common Stock outstanding immediately prior to such dividend or distribution; and

                                    (B) the denominator of which shall be the
                           number of shares of Common Stock outstanding immediately after such dividend or distribution.

                  Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of stockholders entitled to receive such dividend or distribution.

                           (iii) In case at any time the Corporation shall
                  declare, order, pay or make any dividend or other distribution to all holders of the Common Stock, other than a dividend payable in shares of Common Stock (including, without limitation, dividends or distributions payable in cash, evidences of indebtedness, rights, options or warrants to subscribe or purchase any Common Stock or other securities, or any other securities or other property, but excluding any rights to purchase any stock or other securities if such rights are not separable from the Common Stock except upon the occurrence of a contingency beyond the control of the Corporation), then, and in each such case, subject to Section 9(e)(v) hereof, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or distribution shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying such Conversion Price by a fraction:

                                    (A) the numerator of which shall be the
                           Market Price per share of Common Stock in effect as of such record date or, if the Common Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading, less the value of such dividend or distribution (as determined in good faith by the Board of Directors of the Corporation) applicable to one share of Common Stock; and

                                    (B) the denominator of which shall be such
                           Market Price per share of Common Stock as of such record date or, if the Capital Stock trades on an ex-dividend basis, on the Trading Day immediately prior to the date of commencement of ex-dividend trading.

                  Such adjustment shall be made on the date such dividend is paid or such distribution is made and shall become effective retroactive to the record date for the determination of stockholders entitled to receive such dividend or distribution. In case at any time the Corporation shall declare, order, pay or make a dividend or rights to purchase any stock or other securities that are not separable from the Common Stock except upon the occurrence of a contingency beyond the control of the Corporation, the Corporation shall make provision so that the holder of any share of Series A Preferred thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock and rights to purchase stock or other securities that such holder would have owned or have been entitled to receive after the occurrence of any of such events had the share of Series A Preferred been surrendered for conversion immediately before the occurrence of such event or the record date therefor, whichever is earlier. If any such rights are redeemed, the holder of Series A Preferred shall have the right to receive, in lieu of any such rights, any cash, property or securities paid in respect of such redemption.

                           (iv) In case at any time the Corporation issues or
                  sells any shares of Common Stock or any rights, options or warrants to subscribe for or purchase shares of Common Stock or shares having the same rights, privileges and preferences as the Common Stock ("EQUIVALENT COMMON STOCK") or securities convertible into Common Stock or equivalent common stock, at a price per share of Common Stock or equivalent common stock (or having a conversion price per share, if a security is convertible into shares of Common Stock or equivalent common stock) less than the Market Price of the Common Stock as of the date of such issue or sale, then upon such issue or sale the Conversion Price shall be reduced to such Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, (y) the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or equivalent common stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Price and (z) the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issue or sale plus the number of additional shares of Common Stock and/or equivalent common stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part of or all of which shall be in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors of the Corporation. Shares of Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such issue or sale adjustment shall be made successively upon the issuance or sale of shares of Common Stock or equivalent common stock or any rights, options or warrants to subscribe for or purchase Common Stock or equivalent common stock or securities convertible into common stock or equivalent common stock. Notwithstanding the foregoing, no adjustment of the Conversion Price pursuant to this Section 9(e)(iv) shall be made upon (A) the conversion or redemption of shares of Series A Preferred;
                  (B) the payment of any stock dividend on the Series A Preferred; (C) the issuance of options to officers, directors and employees of the Corporation and its subsidiaries to purchase shares of Common Stock, including any such options as are issued and outstanding as of the Original Issue Date, provided that, with respect to all such options, the number of shares of Common Stock that may be subject to such options shall be limited to 15% of the Corporation's fully diluted shares of Common Stock based upon securities outstanding as of the Original Issue Date; (D) the issuance and sale of Common Stock upon exercise of any rights or options referenced in the immediately preceding clause (C) or in Section 9(e)(iii) above; or (E) the issuance and sale of Common Stock in an underwritten public offering.

                           (v) If the amount of any adjustment of the Conversion
                  Price required pursuant to this Section 9(e) would be less than 1% of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such

                  Conversion Price. All calculations under this Section 9(e) shall be made to the nearest .001 of a cent.

                           (vi) Except as herein otherwise expressly provided,
                  for all purposes of this Section 9(e) the term "Common Stock" shall mean the Common Stock and any shares of stock or other class of capital stock of the Corporation which is not preferred as to dividends or assets over any other class of capital stock of the Corporation and which is not subject to redemption, or which is issued to the holders of shares of Common Stock upon any reclassification thereof.

         Notwithstanding anything in this Section 9(e), there will be no adjustment hereunder as a result of the reverse stock split contemplated in Section 5.17 of the Agreement and Plan of Merger dated October 8, 1999, to which the Corporation is a party, which reverse stock split shall be deemed to have occurred prior to effectiveness of this Certificate.

                  (f) In case at any time after the Original Issue Date, the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, statutory share exchange, sale of all or substantially all of the Corporation's assets or recapitalization of the Common Stock), in each case as a result of which shares of Common Stock (or any other securities of the Corporation then issuable upon conversion of the Series A Preferred) shall be converted into the right to receive stock, securities or other property (including without limitation cash or any combination thereof) (each of the foregoing transactions being referred to as a "FUNDAMENTAL CHANGE TRANSACTION"), then the shares of Series A Preferred remaining outstanding will thereafter no longer be subject to conversion into Common Stock (or such other securities) pursuant to this Section 9, but instead each share shall be convertible into the kind and amount of stock and other securities and property receivable (including without limitation cash) upon the consummation of such Fundamental Change Transaction by a holder of that number of shares or fraction thereof of Common Stock (or such other securities) into which one share of Series A Preferred was convertible immediately prior to such Fundamental Change Transaction assuming such holder of Common Stock failed to exercise any right of election as to the kind of consideration to be received in such Fundamental Change Transaction. The Corporation shall not be a party to any Fundamental Change Transaction after which shares of the Series A Preferred shall remain outstanding unless the terms of such Fundamental Change Transaction are consistent with the provisions of this Section 9(f), and it shall not consent or agree to the occurrence of any such Fundamental Change Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the shares of Series A Preferred which will contain provisions enabling the holders of shares of the Series A Preferred which remain outstanding after such Fundamental Change Transaction to convert such shares into the consideration received by holders of Common Stock (or any other securities of the Corporation then issuable upon conversion of the Series A Preferred) at the Conversion Price immediately after such Fundamental Change Transaction. In the event that at any time, as a result of an adjustment made pursuant to this


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



         Section 9, the Series A Preferred shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series A Preferred shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred contained in this Section 9. The provisions of this Section 9(f) shall similarly apply to successive Fundamental Change Transactions.

                  (g) Upon the occurrence of any event requiring an adjustment of the Conversion Price, then, and in any such case, the Corporation shall promptly deliver to the holders of shares of Series A Preferred a notice stating the Conversion Price resulting from such adjustment and the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustment is based.

                  (h) In case at any time:

                           (i) the Corporation shall declare or pay to all
                  holders of Common Stock any dividend (whether payable in Common Stock, cash, securities or other property);

                           (ii) there shall be any capital reorganization, or
                  reclassification of the Common Stock of the Corporation or consolidation or merger of the Corporation with, or sale of all or substantially all of its assets to, another corporation or other entity;

                           (iii) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding-up of the Corporation;

                           (iv) there shall be any other Fundamental Change
                  Transaction; or

                           (v) there shall occur any other event that would
                  cause an adjustment to the Conversion Price of the Series A Preferred;

         then, in any one or more of such cases, the Corporation shall give to the holder of shares of Series A Preferred (A) at least 15 days prior to any event referred to in clause (i) or (v) above and at least 30 days prior to any event referred to in clause (ii), (iii) or (iv) above, written notice of the date on which the books of the Corporation shall close or records shall be taken for such dividend or distribution or for determining rights to vote in respect of any such organization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Fundamental Change Transaction, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Fundamental Change Transaction known to the Corporation, at least 30 days prior written notice of the date, or if not then known, a reasonable approximation thereof by the Corporation) when the same shall take place. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such dividend or distribution, the date on which such holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (B) shall also specify the date on which such holders of Common Stock shall be entitled to exchange their Common Stock, securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up or Fundamental Change Transaction, as the case may be.

                  (i) Whenever the Conversion Price is adjusted as provided herein, the Corporation shall prepare and mail to the record holders of Series A Preferred an officer's certificate signed by the Chairman of the Board, President, or Chief Financial Officer of the Corporation setting forth the Conversion Price after the adjustment, the method of calculation thereof, and a brief statement of the facts requiring the adjustment and upon which the adjustment is based. If the calculation of the adjustment requires a determination by the Corporations' Board of Directors, the certificate shall attach and certify to the resolution of the Board of Directors relating to the determination.

                  (j) All shares of Common Stock issuable upon the conversion set forth in this Section 9 shall be duly authorized, validly issued, fully-paid and nonassessable.

         SECTION 10. RANKING. Without limiting the definition of Junior Securities, the following securities and obligations of the Corporation shall rank junior to the Series A Preferred with respect to the payments required or permitted to be made to the holders thereof pursuant to their respective governing instruments and payments required to be made to the holders of the Series A Preferred pursuant hereto: the shares of Common Stock. No Senior Securities or Parity Securities are outstanding or authorized on the date hereof or will be outstanding or authorized on the Original Issue Date.

         SECTION 11. RECORD HOLDERS. The Corporation may deem and treat the record holder of any shares of Series A Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

         SECTION 12. NOTICES. Except as may otherwise be provided by law or provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 9(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notices sent by first-class mail, postage prepaid, addressed: If to the Corporation, to its principal executive offices (Attention: Corporate Secretary) or to any agent of the Corporation designated as permitted hereby; or if to a holder of the Series A Preferred, to such holder at the address of such holder as listed in the stock record books of the Corporation (which shall include the records of the Transfer Agent), or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

         SECTION 13. REGISTRATION OF TRANSFER. Upon the surrender of any certificate representing the Series A Preferred to the Corporation or its transfer agent, the Corporation shall, or shall cause its transfer agent to, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor, of Series A Preferred representing in the aggregate the number of shares of Series A Preferred represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of Series A Preferred as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date as of which dividends have been fully paid on the Series A Preferred represented by the surrendered certificate.

         SECTION 14. REPLACEMENT. Upon receipt of evidence satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred, and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided, that, if the holder is a financial institution or other institutional investor, its own agreement shall be satisfactory), or, in the case of any such mutilation, upon surrender of such certificate, the Corporation shall (at its own expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of the lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Series A Preferred represented by such new certificate from the date to which dividends have been fully paid on the Series A Preferred represented by the lost, stolen, destroyed or mutilated certificate.

         SECTION 15. SUCCESSORS AND TRANSFEREES. The provisions applicable to shares of Series A Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of shares of Series A Preferred.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed as of the 8th day of February, 2000.

                                        VISTA ENERGY RESOURCES, INC.



                                        By: /s/ C. Randall Hill
                                           -------------------------------------
                                            C. Randall Hill
                                            Chairman and Chief Executive Officer